UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2004

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 526-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 27, 2004, Pinnacle Systems, Inc. (“Pinnacle”) and Jay Anderson, Pinnacle’s Chief Information Officer, entered into a Change of Control Severance Agreement (the “Agreement”) in connection with Mr. Anderson’s employment with Pinnacle. The Agreement provides that if Mr. Anderson’s employment is terminated other than for cause, he will receive, within 30 days of such termination, a lump sum payment equal to the sum of (i) six months of compensation at the rate of compensation in effect immediately prior to such termination and (ii) 50% of his target performance bonus for the fiscal year of termination. In addition, upon such termination, 100% of the outstanding stock options held by Mr. Anderson will vest and become fully exercisable. For six months after such termination, Pinnacle will also continue to make available to Mr. Anderson and his dependents any health or life insurance coverage that he participated in on the date of his termination; provided, however, that he constitutes a “qualified beneficiary” as defined in Section 4980B(g)(1) of the Code and he elects continuation coverage pursuant to COBRA within the required time periods.

The Agreement also provides that if Mr. Anderson’s employment is involuntarily terminated within three months prior to or within 12 months after a change of control of Pinnacle, he will receive, within 30 days of such termination, a lump sum payment equal to the sum of (i) six months of compensation at the rate of compensation in effect immediately prior to such termination and (ii) 50% of his target performance bonus for the fiscal year of termination. In addition, upon such termination, 100% of the outstanding stock options held by him will vest and become fully exercisable. For six months after such termination, Pinnacle will also continue to make available to Mr. Anderson and his dependents any health or life insurance coverage that he participated in on the date of his termination; provided, however, that he constitutes a “qualified beneficiary” as defined in Section 4980B(g)(1) of the Code and he elects continuation coverage pursuant to COBRA within the required time periods.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.76	Change of Control Severance Agreement dated September 27, 2004 between Pinnacle Systems, Inc. and Jay Anderson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ ARTHUR D. CHADWICK
Arthur D. Chadwick
Vice President of Finance and Administration
and Chief Financial Officer

Date: October 1, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.76	Change of Control Severance Agreement dated September 27, 2004 between Pinnacle Systems, Inc. and Jay Anderson